UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 27, 2007

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

75 Federal Street, Suite 300, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On September 27, 2007, EnerNOC, Inc. entered into a Demand Response Resource Purchase Agreement (the “Agreement”) with Southern California Edison Company (“SCE”), pursuant to which EnerNOC will supply demand response capacity over the term of the Agreement, including up to 160 megawatts of capacity during the final two years, and receive delivered capacity payments.  The amount of demand response capacity committed by EnerNOC increases during the term of the Agreement on a year to year basis and, after the initial year, fluctuates seasonally during any given year.  The Agreement terminates on December 31, 2012 and includes provisions related to indemnification obligations by EnerNOC and specific credit requirements to secure EnerNOC’s performance under the Agreement.  The Agreement is subject to approval by the California Public Utilities Commission and will automatically terminate if approval is not received by February 29, 2008.  On October 3, 2007, EnerNOC issued a press release announcing that it had entered into the Agreement.  The full text of the press release regarding the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERNOC, INC.

Date: October 3, 2007	By:	/s/ Neal C. Isaacson
	Name:	Neal C. Isaacson
	Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by EnerNOC, Inc., dated October 3, 2007.